Exhibit 99.1

AGREEMENT AS TO A JOINT FILING OF SCHEDULE 13D

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that (1) only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of Scopus BioPharma Inc., a Delaware corporation, and (2) this Joint Filing Agreement may be included as an exhibit to the Schedule 13D, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person will be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 12, 2021.

HCFP/Capital Partners 18B-2 LLC

By:	/s/ Ira Scott Greenspan
Ira Scott Greenspan
Co-Manager

By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Co-Manager

Ira S. Greenspan

By:	/s/ Ira Scott Greenspan
Ira Scott Greenspan

Joshua R. Lamstein

By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein